SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                               ASHA CORPORATION
               (Name of Registrant as Specified in Its Charter)

                               ASHA CORPORATION
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

_X_  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(I)(l), 14a-6(I)(2)
     or Item 22(a)(2) of Schedule 14A.

___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

___  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and O-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         ------------------------------------------------------------
     5)  Total fee paid:
                        ---------------------------------------------

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                -------------------------------------
     2)  Form Schedule or Registration Statement No.:
                                                     ----------------
     3)  Filing Party:
                      -----------------------------------------------
     4)  Date Filed:
                    -------------------------------------------------

                              ASHA CORPORATION
                              600 C WARD DRIVE
                       SANTA BARBARA, CALIFORNIA  93111
                               (805) 683-2331

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD APRIL 26, 1996


TO THE SHAREHOLDERS OF ASHA CORPORATION:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of ASHA Corporation, a Delaware corporation, will be held at the Four Seasons Biltmore, Coral Casino, 1260 Channel Drive, Santa Barbara, California, on Friday, April 26, 1996, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of five (5) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

     2. Ratification of the selection of McDirmid, Mikkelsen and Secrest, P.S. as the Company's independent accountants for the fiscal year ending September 30, 1996.

     3. The approval of an amendment to the Company's 1994 Stock Option Plan to increase the number of shares issuable upon the exercise of options granted under the Plan from 240,000 shares to 750,000 shares.

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the $.00001 par value Common Stock of the Company of record at the close of business on March 15, 1996, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Corporation.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      JOHN C. McCORMACK, PRESIDENT

Santa Barbara, California
March 15, 1996

                               ASHA CORPORATION
                               600 C WARD DRIVE
                        SANTA BARBARA, CALIFORNIA  93111
                                (805) 683-2331
                        ______________________________

                               PROXY STATEMENT
                        ______________________________

                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 26, 1996

                             GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of ASHA Corporation, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Four Seasons Biltmore, Coral Casino, 1260 Channel Drive, Santa Barbara, California, on Friday, April 26, 1996, at 2:00 p.m., Pacific Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about March 22, 1996.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-K is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                     SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.00001 par value Common Stock. Each share of Common Stock entitles the holder to one (1) vote. Only shareholders of record at the close of business on March 15, 1996, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On March 15, 1996, the Company had 7,074,367 shares of its $.00001 par value Common Stock outstanding. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding Common Stock represented in person or by proxy shall constitute a quorum at the Meeting.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares entitled to vote owned beneficially, as of March 15, 1996, by any person, who is known to the Company to be the beneficial owner of 5% or more of the Company's Common Stock, and, in addition, by each Director of the Company and by all Directors and Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

   Name and Address               Amount of Beneficial           Percentage
   of Beneficial Owner                  Ownership                 of Class
-------------------------         --------------------           ----------

Alain J-M Clenet                        2,011,464                   28.4%
600 C Ward Drive
Santa Barbara, CA  93111

Sheila R. Ronis                            38,596(1)                 0.5%
640 Rolling Green Circle
Rochester Hills, MI  48309

Robert J. Sinclair                         36,177(1)                 0.5%
1025 North Ontare Road
Santa Barbara, CA  93103

Lawrence Cohen                             25,000(2)                 0.4%
3311 NE 26th Avenue
Lighthouse Point, FL  33064

Neil McCarthy                              25,000(2)                 0.4%
15th Floor
10900 Wilshire Boulevard
Los Angeles, CA  90024

Brian Chang                             1,217,113                   17.2%
1 Chatworth Road, No. 2421
Singapore  1024

All Directors and Executive             2,195,933(3)                30.3%
Officers as a Group (5 persons)
__________________

(1)  Includes 25,000 shares underlying stock options held by such person.

(2)  Represents shares underlying stock options held by these persons.

(3) Includes shares beneficially owned by the following persons who are Executive Officers of the Company; 40,786 shares underlying stock options held by John C. McCormack; 5,598 shares held by Theo E. Shaffer; and 13,312 shares underlying options held by Kenneth R. Black.

                            ELECTION OF DIRECTORS

     The Bylaws currently provide for a Board of Directors of five (5) members. The Board of Directors recommends the election as Directors of the five (5) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each member of the present Board of Directors has been nominated for reelection. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                      Positions and Offices Held
      Name            Age               and Term as a Director
----------------      ---     -----------------------------------------------

Alain J-M Clenet       51      Chairman of the Board, Chief Executive Officer
                               and Director since August 1996

Sheila R. Ronis        45      Director since September 1993

Robert J. Sinclair     63      Director since April 1994

Neil McCarthy          46      Director since January 1995

Lawrence Cohen         51      Director since January 1995

     There is no family relationship between any Director or Executive Officer of the Company.

     The Company has no audit or nominating committees, but does have a Compensation Committee which consists of Robert J. Sinclair, Sheila R. Ronis and John C. McCormack.

     Set forth below are the names of all Directors, Nominees for Director and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     ALAIN J-M CLENET. Mr. Clenet has served as President and a Director of ASHA Enterprises, Inc. since its inception in June, 1986, and became President and Chairman of the Board of Directors of ASHA Corporation on the date of the acquisition of ASHA Enterprises, Inc. Mr. Clenet is President and a Director of CAMI, Inc. He has also served as President and a Director of Stehrenberger/Clenet, Inc. (S/C), an automotive design company, since its inception in February 1983. S/C employed approximately 15 people in design, engineering and fabricating trades. S/C was liquidated in early 1988 at the formation of ASHA Corporation.

     From 1983 until the sale of the business in November 1986, Mr. Clenet also served as President and a Director of Wood, Ltd., a Michigan corporation which manufactures automotive wood components. From July 1976 until September 1981, he served as President and a Director of Clenet Coachworks, Inc., a company which designed, manufactured and sold approximately 500 Clenet automobiles, until it filed for bankruptcy under Chapter 7 in September 1981. Mr. Clenet founded Clenet Coachworks in 1976, created the products and the tools and built it up to 185 employees at its peak. The 1979-1981 economic downturn and very high interest rates as well as a dispute between Mr. Clenet and the company's single financial backer resulted in the liquidation of the company under Chapter 7 in 1982. The company was reactivated independent of Mr. Clenet in Carpinteria, California, and is no longer in existence. From 1965 until 1975, Mr. Clenet conducted automotive design, research and development in France and the United States. Mr. Clenet received a CAFAS Degree from the Ecole des Beaux Arts, Angers, France in 1963 and an E.N.S.A.D. Degree from the National Superior School of Design of Paris in 1965.

     JOHN C. MCCORMACK. Mr. McCormack has served as President and Chief Operations Officer of ASHA since February 1, 1995, and as Secretary and Treasurer since January 31, 1996. Mr. McCormack helped start American Honda Motor Company in 1959 and he has been described as the driving force in its rise to prominence in the U.S. motorcycle market. He was co-founder of U.S. Suzuki Motor Corporation in 1964, and by 1967 this company was second in the U.S. market for motorcycles, behind Honda. He served as President and CEO of McCormack International Motors, Inc. from 1969 until 1975. McCormack International Motors was the first to bring a wide range of motorized recreational vehicles under one label, and it established some 925 dealers and 10 overseas distributors. From 1975 until 1980, he was a founder and President of Jacwall Corporation. Mr. McCormack was a founder and served as President and COO of Hirsch Electronics Corporation from 1980 to 1985, where he guided product development to successful completion at less than budgeted costs. These systems are now in use in the White House, Pentagon, IBM, General Motors, FBI, British Secret Service, as well as many other secure government and business installations around the world. He was a co-founder and he served as President and CEO of the Napa Valley Railroad and the Napa Valley Wine Train from 1985 until April 1991. From April 1991 until April 1994, he served as Vice President of Marketing and Sales for Mission Industries, an industrial laundry business, and from April 1994 until January 1995, he was engaged in general business consulting under the name McCormack and McCormack Consulting.

     THEO E. SHAFFER. Mr. Shaffer was appointed to Executive Vice President of ASHA Corporation in April of 1994. Prior to this appointment, Mr. Shaffer was ASHA Corporation's Vice-President of Research and Development from April of 1991, served as director of Research and Development from 1989, and performed prototype design and fabrication functions from September 1986. For the ten years prior to arriving at ASHA, he was Chief Designer for Tracy Design, a California industrial design firm, and performed contract design and prototype assignments with Toyota's California Design Studio, Catty Design. Mr. Shaffer has also held general manager positions at a Jaguar service center and a California residential/commercial construction company.

     KENNETH R. BLACK. Mr. Black has served as the Company's Vice President of Sales and Marketing since July 1992 after having served as the Sales Director since January 1991. From 1985 until December 1990, he served as President of Technologies International Ltd., a company he founded and which was involved in market development and technology licensing for various domestic and foreign clients. From 1979 until 1985, he served as a Director of New Business Development for the Paint, Plastics and Vinyl Division of Ford Motor Company.

     SHEILA R. RONIS, PH.D. Dr. Sheila Ronis has served as a Director of ASHA since 1989. She has been President of The University Group, Inc., a technical and managerial services company since 1988. She is also an adjunct professor at the University of Detroit where she teaches Strategic Management and Business Policy in the M.B.A program. Her B.S. is in Physics and Mathematics. She received an M.A. and Ph.D. degree in Organizational Behavior from Ohio State University in 1976. Dr. Ronis consults for many organizations as diverse as General Motors, Amertech, The White House, USCAR and the Center for Strategic and International Studies in Washington.

     ROBERT J. SINCLAIR. Mr. Sinclair has served as a Director of the Company since April 1994. Mr. Robert J. Sinclair is retired Chairman and Chief Executive Officer of Saab Cars USA, Inc. Early in his automotive career he served as advertising manager and public relations manager of Saab, before joining Volvo North America where he rose to President of Volvo's Western US organization. He rejoined Saab as President in 1979, retiring as Chairman and CEO in 1991. Mr. Sinclair consults for many organizations.

     LAWRENCE COHEN. Mr. Cohen has served as a Director of the Company since January 20, 1995. Mr. Cohen is Chairman of BioTime, Inc. He is the founder and board member of Apollo Genetics, a research and development company engaged in creating compounds to prevent brain cells from dying. Mr. Cohen's experience includes 13 years as a corporate finance consultant specializing in private placements, public offerings and mergers and acquisitions.

     NEIL MCCARTHY. Mr. McCarthy has served as a Director of the Company since January 20, 1995. Mr. McCarthy is a private consultant to Falcon Cable and other companies in the U.S. and other countries. He was previously vice president of Falcon Cable. Mr. McCarthy also served as executive vice president of North American operations for Capitol-EMI Music Inc. He also has held senior level finance positions at Orion Pictures Corporation, The Walt Disney Company and Marriott Corporation. A certified public accountant he holds a Masters degree in Business Administration from St. John's University and a Bachelors degree in Marketing from Villanova University. He is a member of the Board of Directors of Phoenix House of California.

     The Company's Board of Directors held three (3) meetings during the year ended September 30, 1995, and the Compensation Committee held two (2) meetings. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Compensation Committee during the time each such Director was a member of the Board or of the Compensation Committee.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for April 26, 1996. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain written representations, no persons who were either a director, Officer or beneficial owner of more than 10% of the Company's Common Stock, failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year, except as follows:

     Kenneth R. Black filed one Form 4 reporting the grant of a stock option late; Theo E. Shaffer filed one Form 4 reporting the sale of stock and one Form 4 reporting the grant of a stock option late; Lawrence Cohen and Neil McCarthy did not report that they held stock options in their initial reports on Form 3, and subsequently amended such reports to include such options.

                            EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for the Company's President and each other executive officer who received compensation in excess of $100,000 for the fiscal years ended September 30, 1995, 1994 and 1993:

                          Summary Compensation Table

                                                       Long Term Compensation
                                                  ------------------------------
                           Annual Compensation         Awards            Payouts
                         -----------------------  ---------------------  -------
                                                             Securities
                                           Other             Underlying             All
                                          Annual  Restricted  Options/             Other
Name and Principal                        Compen-   Stock       SARs      LTIP     Compen-
    Position       Year   Salary   Bonus  sation   Award(s)   (Number)   Payouts   sation
------------------ ----  --------  -----  ------  ---------- ----------  -------  --------
Alain J-M Clenet,  1995  $152,500   -0-     -0-      -0-         -0-       -0-     $3,035*
 Chief Executive   1994  $152,500   -0-     -0-      -0-         -0-       -0-       -0-
 Officer           1993  $139,156   -0-     -0-      -0-         -0-       -0-       -0-
____________________

    *Includes $981 in medical expense reimbursements for Mr. Clenet and his family, $857 paid for premiums on a $5 million umbrella liability insurance policy for Mr. Clenet, and other expenses paid on his behalf.

     In April 1995, the Company entered into an Amended and Restated Employment Agreement with Alain J-M Clenet, the Company's Chairman of the Board and Chief Executive Officer, pursuant to which he receives a base annual salary of $152,500. Mr. Clenet's base salary is subject to cost-of-living adjustments and may be increased by the Board of Directors. The initial term is through April 20, 2000, and will be automatically extended for additional two year terms unless either party notifies the other at least six months in advance. Mr. Clenet is entitled to participate in all insurance plans and benefits of the Company and to also be reimbursed for all of his and his family's medical and dental expenses not paid for under such programs. Mr. Clenet also receives a $5 million umbrella liability insurance policy paid for by the Company.

     No other Executive Officers have employment agreements with the Company. John C. McCormack, the Company's President and Chief Operations Officer, presently receives a salary of $90,000 per year; Theo E. Shaffer, the Company's Executive Vice President, presently receives a salary of $90,000 per year; and Kenneth R. Black, the Company's Vice President of Sales and Marketing, receives a salary of $85,000 per year. Each of these persons have also received a $10,000 bonus during the fiscal year ending September 30, 1996.

     Effective during the fiscal year ended September 30, 1995, the Company's Directors do not receive fees for their attendance at Board or committee meetings, but they have received options under the Company's 1994 Stock Option Plan. Directors are also reimbursed for their reasonable expenses in attending meetings of the Board of Directors and any committees thereof.

STOCK OPTION PLANS

     1994 STOCK OPTION PLAN

     On December 20, 1994, the Board of Directors approved the Company's 1994 Stock Option Plan. As approved by the Company's shareholders in April 1995, 240,000 shares of Common Stock were reserved for issuance upon the exercise of options under the plan. In November 1995, the Board approved an increase in the number of reserved shares to 750,000 subject to shareholder approval. The purpose of this plan is two-fold. First, the plan will further the interests of the Company and its shareholders by providing incentives in the form of stock options to employees who contribute materially to the success and profitability of the Company. Second, the plan will provide the Company flexibility and the means to reward directors and consultants who render valuable contributions to the Company. The Board has the power to determine at the time the option is granted whether the option will be an incentive stock option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an incentive stock option. However, incentive stock options will only be granted to persons who are employees of the Company. Vesting provisions are determined by the Board at the time options are granted. The option price must be satisfied by the payment of cash. The Board of Directors may amend the plan at any time, provided that the Board may not amend the plan to materially increase the number of shares available under the plan to materially change the eligible class of employees without shareholder approval.

     On December 20, 1994, the Board of Directors granted incentive stock options to purchase an aggregate of 75,745 shares of Common Stock. These options were exercisable at $4.00 per share and are fully vested. They expire three years after the date of grant. Included in the options granted on December 20, 1994, were incentive stock options granted to Theo E. Shaffer and Kenneth R. Black, Officers of the Company, to purchase 3,098 and 2,788 shares, respectively. Mr. Shaffer exercised his option on June 21, 1995. In addition, non-qualified stock options were granted to Lawrence Cohen and Neil McCarthy, Directors of the Company, each to purchase up to 25,000 shares of Common Stock.

     On October 31, 1995, the Board of Directors granted incentive stock options to 16 employees of the Company to purchase an aggregate of 72,092 shares of Common Stock. These options are exercisable at $4.125 per share, are fully vested, and expire three years after the date of grant.

     On November 1, 1995, incentive stock options were granted to John C. McCormack and Kenneth R. Black, Officers of the Company, to purchase 15,786 and 10,524 shares, respectively. These options are exercisable at $4.625 per share, are fully vested, and expire three years from the date of grant. In addition, non-qualified stock options were granted to Sheila R. Ronis and Robert J. Sinclair, Directors of the Company, each to purchase up to 25,000 shares of Common Stock. These options are exercisable at $4.625 per share, are fully vested, and expire five years from the date of grant.

     Also on November 1, 1995, the Company granted non-qualified stock options to John C. McCormack to purchase 25,000 shares at $4.5625 per share. Upon approval of the amendment to the 1994 Stock Option Plan, the options will be fully vested and will expire three years from the date of grant.

     1993 STOCK OPTION PLAN

     On August 12, 1993, the Company's Board of Directors approved a non-qualified stock option plan in which any employee, officer, director or consultant that the Board, in its sole discretion, designates is eligible to participate. During the year ended September 30, 1993, options to purchase 64,706 shares of the Company's Common Stock at $1.28 per share were granted to three officers. Theo E. Shaffer received an option of 23,530 shares. This option was exercised on June 21, 1995. Kenneth R. Black exercised the option he received for 17,648 shares on March 30, 1994. Valarie Valencia, former Secretary/Treasurer of the Company, exercised 50% of her original option to purchase 23,530 shares in February 1995, pursuant to a provision in the plan that if the holder of the option terminates employment with the Company, the option is reduced by one-half and expires two months after the termination of employment.

     Prior to the grant of the above options, had granted the same three officers options to purchase 64,706 shares of his Common Stock at $1.28 per share. The Board of Directors determined it was more appropriate for the Corporation to recognize and reward the services of its officers and the shareholder options were canceled upon grant of options by the Company.

     1988 STOCK INCENTIVE PLAN

     The Board of Directors approved a stock incentive plan during December 1988. This plan has reserved 47,059 shares of Common Stock for issuance to participants under the plan, defined as any person or firm providing services to the Company. The stock will be granted at the discretion of the management and a cash payment equal to twenty percent of the value of the stock granted will be paid to the participant. Granting of stock under this plan is intended to encourage a continued relationship and services by the participant and to reward creative or noteworthy efforts of the participant. The stock is 100% forfeitable if the services of the participant are terminated within two years of the grant of the stock and 50% forfeitable if services are terminated after two years but less than three years from the grant of the stock. The stock incentive plan originally was scheduled to terminate on September 30, 1994. On September 2, 1994, the Company's Board of Directors approved reserving an additional 11,765 shares of Common Stock for granting to participants under this plan, for the year ending September 30, 1995. A balance of 45,523 shares are available for issuance under this plan.

     The plan was renewed for one year ending September 30, 1995, at substantially the same terms. A total of 3,290 shares valued at $33,466 were issued during 1989 under this plan to five individuals. A total of 10,012 shares valued at $25,530 were issued during 1990 under this plan to twelve individuals. No shares were issued during 1991, 1992, 1993 and 1994 under this plan.

     401(K) PLAN

     Effective October 1, 1995, the Company implemented a 401(K) Plan pursuant to which all eligible employees may contribute up to 15% of their compensation. The Company matches contributions in the amount of 10% of all elective deferrals, and, at the Company's option, may contribute annually up to 15% of the total compensation of all eligible employees. Executive Officers of the Company are eligible to participate in this plan.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August 1993, the Company loaned $53,000 to Valarie Valencia, who was then an Officer of the Company, with principal and interest of 6% due on February 15, 1994, collateralized by a second deed of trust on her personal residence. Her debt to the Company has been reduced to $32,485, with principal and interest of 6% due April 2, 1996, collateralized by a second deed of trust on her personal residence and a pledge of 7,200 shares of the Company's Common Stock.

     On August 11, 1994, ASHA Corporation entered into a joint venture with TAISUN Automotive of which Mr. Brian Chang is 85% shareholder. Mr. Chang is a principal shareholder of the Company. The joint venture was formed as a Singapore corporation named ASHA/TAISUN PTE LTD. ("ASHA/TAISUN"). The purpose of this joint venture is for the licensing of the GERODISC technology in China and Malaysia and also for the development of an automotive industry for China and Southeast Asia. The Company, by entering into a licensing agreement, received an initial credit of $100,000 for its investment in ASHA/TAISUN during the year ended September 30, 1994. On February 23, 1995, the Company invested an additional $900,000 in cash in ASHA/TAISUN.

     ASHA/TAISUN, through its 60%-owned subsidiary, Jiaxing Independent Auto Design and Development Co., Ltd., is developing automobile manufacturing facilities in Jiaxing, China. ASHA/TAISUN has also contracted with the Company for automobile design work. The Company was paid $705,000 during the year ended September 30, 1995, for design work. Additional fees earned of $110,000 were offset against capital investment requirements of the Company to ASHA/TAISUN. Subsequent to September 30, 1995, design work fees of $185,000, as earned, will be offset against the Company's capital investment requirements.

     In March 1994, Brian Chang purchased 235,924 shares of the Company's Common Stock for $1,000,000 in cash. Mr. Chang in July of 1994 purchased 800,000 shares of ASHA Common Stock from a principal shareholder. On November 2, 1995, Mr. Chang purchased an additional 181,818 shares of ASHA Common Stock for $750,000 in cash.

               AMENDMENT TO 1994 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     In December 1994, the Company's Board of Directors approved the establishment of a Stock Option Plan (the "1994 Plan") and the Company's shareholders approved the 1994 Plan in April 1995. The Board of Directors believes that the 1994 Plan advances the interests of the Company by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also enables the Company to attract and retain the services of key employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also enables the Company to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     The 1994 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options may only be granted to persons who are key employees of the Company. Vesting provisions are determined by the Board at the time options are granted. Prior to the proposed amendment, the total number of shares of Common Stock subject to options under the 1994 Plan may not exceed 240,000, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. The option price must be satisfied by the payment of cash.

     The Board of Directors may amend the 1994 Plan at any time, provided that the Board may not amend the 1994 Plan to materially increase the number of shares available under the 1994 Plan, materially increase the benefits accruing to Participants under the 1994 Plan, or materially change the eligible class of employees without shareholder approval.

PROPOSED AMENDMENT

     In November 1995, the Board of Directors voted, subject to shareholder approval, to increase the number of shares of Common Stock subject to options under the 1994 Plan from 240,000 to 750,000. The Board of Directors believes that the proposed increase is necessary in order for the Company to have sufficient flexibility to provide the amounts and types of incentives to its officers, employees, directors and consultants which are deemed necessary to encourage the Company's success.

     There are currently stock options granted under the 1994 Plan to purchase up to 233,892 shares of Common Stock. (See "Executive Compensation" for additional information concerning these options.) Of these options, options to purchase 25,000 shares of Common Stock are contingent on the approval of the amendments to the 1994 Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Approval of the amendment to the 1994 Plan requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting. The Board of Directors recommends a vote FOR approval of the amendment to the 1994 Plan.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of McDirmid, Mikkelsen & Secrest, P.S. audited the financial statements of the Company for the year ended September 30, 1995, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of McDirmid, Mikkelsen & Secrest, P.S., the appointment of auditors will be reconsidered by the Board of Directors.

      It is not expected that a representative of McDirmid, Mikkelsen & Secrest, P.S. will be present at the meeting.

                                OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the year ending September 30, 1995, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

                DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
               FOR THE ANNUAL MEETING TO BE HELD IN APRIL 1997

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in April 1996 must be received at the offices of the Company, 600 C Ward Drive, Santa Barbara, California 93111, on or before November 16, 1996, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                       JOHN C. McCORMACK, PRESIDENT

Santa Barbara, California
March 15, 1996

P R O X Y

                              ASHA CORPORATION

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alain J-M Clenet with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of ASHA Corporation held of record by the undersigned on March 15, 1996, at the Annual Meeting of Shareholders to be held on April 26, 1996, or any adjournment thereof.

     1. The election of five (5) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

          ___ FOR all nominees listed below (except as marked to the contrary).

          ___  WITHHOLD authority to vote for all the nominees listed below:

                 Alain J-M Clenet               Robert J. Sinclair
                 Sheila R. Ronis                Lawrence Cohen
                 Neil McCarthy

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]


     2. The ratification of the appointment of McDirmid, Mikkelsen & Secrest, P.S. as the Company's independent accountants for the fiscal year ending September 30, 1996;

          ___  FOR             ___  AGAINST             ___  ABSTAIN


     3. The approval of an amendment to the Company's 1994 Stock Option Plan to increase the number of shares issuable upon the exercise of options granted under the plan from 240,000 shares to 750,000 shares.

          ___  FOR             ___  AGAINST             ___  ABSTAIN


     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASHA CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                        (To be signed on the other side)

ASHA CORPORATION

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.


Dated:  ______________, 1996          _______________________________________
                                      Signature(s) of Shareholder(s)

                                      _______________________________________
                                      Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

                                                                   (ps323.nam)